Exhibit 99.1

PRESS RELEASE

Investor Relations Contact:	Media Relations Contact:
Investor Relations	John Sommerfield
Embarcadero Technologies	Embarcadero Technologies
Investor@Embarcadero.com	John.Sommerfield@Embarcadero.com
415/834-3131	415/834-3131

For Immediate Release

EMBARCADERO TECHNOLOGIES ANNOUNCES

FIRST QUARTER 2004 FINANCIAL RESULTS

Total Revenues Increase for Fourth Consecutive Quarter, Net Income Rises 148%

San Francisco, Calif. – April 20, 2004 - Embarcadero Technologies, Inc. (Nasdaq: EMBT), a provider of data lifecycle management solutions, today announced results for its first fiscal quarter ended March 31, 2004.

Total revenues for the first quarter 2004 were $14.4 million, an eighteen percent increase over the prior year’s first quarter results of $12.2 million. Net income and diluted earnings per share under Generally Accepted Accounting Principles (GAAP) for the quarter were $2.2 million and $0.08, respectively. This compares to GAAP net income and diluted earnings per share of $896,000 and $0.03, respectively, for the quarter ended March 31, 2003.

“Our first quarter results marked the fourth consecutive quarter of growth in total revenues,” said Stephen Wong, chairman and chief executive officer of Embarcadero Technologies. “Coming off a strong fourth quarter 2003, I am pleased that we continue to grow in what is normally a slow quarter for the industry. Embarcadero should continue to be a beneficiary of the building momentum behind IT spending. In particular, we find customers more interested than ever in reducing the costs and complexity associated with managing the exploding growth of business critical data.”

Income from operations was $2.9 million in the first quarter, as compared to $978,000 in the first quarter of 2003. Cash, cash equivalents, and short-term investments grew by $4.1 million in the quarter to reach $62.1 million at March 31, 2004. Total deferred revenues increased to $14.0 million at March 31, 2004, as compared to $13.5 million at December 31, 2003 and $11.1 million at March 31, 2003.

Embarcadero Announces First Quarter 2004 Financial Results                                     2 of 6

Non-GAAP Financial Measures

Non-GAAP income from operations was $3.8 million in the first quarter, as compared to $1.8 million in the first quarter of 2003. Non-GAAP net income for the first quarter was $2.5 million or $0.09 per diluted share. For the corresponding quarter in 2003, non-GAAP net income was $1.3 million or $0.05 per diluted share. Non-GAAP numbers are tax adjusted and exclude the following items: amortization of non-cash stock-based compensation and amortization of other intangible assets. A detailed reconciliation of GAAP to non-GAAP net income is provided in the attached financial statements.

The non-GAAP measures of net income and earnings per share exclude certain non-cash charges and have not been calculated in accordance with GAAP. These differ from GAAP in that the measures exclude amortization of non-cash stock-based compensation and amortization of other intangible assets and assume an annualized 37% tax rate, which is higher than our tax rate of approximately 28% for the first quarter of 2004 as computed in accordance with GAAP. Embarcadero has previously provided these non-GAAP measurements in press releases reporting net income and earnings per share because we believe these measurements provide a consistent basis for comparisons between quarters that are not influenced by changes in certain non-cash or non-recurring expenses or the Company’s effective tax rate and are therefore useful to investors. These measures should not be considered an alternative to GAAP, and these non-GAAP measures may not be comparable to information provided by other companies.

Conference Call Information

Embarcadero will discuss its first quarter 2004 results, as well as provide business outlook for the second quarter of 2004, on a conference call and simultaneous Web cast to be held today, April 20, 2004, at 2:00 PM Pacific Time. The Web cast of this conference call, which will be available live as well as archived, can be accessed by all interested parties at the Embarcadero Technologies Web site, www.embarcadero.com, in the events calendar under “Investor Relations.”

About Embarcadero Technologies

Embarcadero Technologies, Inc. (Nasdaq: EMBT) is a provider of data lifecycle management solutions that help leading companies build, optimize, test, and manage their critical data, database, and application infrastructure. Nearly 11,000 customers, including 97 of the Fortune 100, rely on Embarcadero Technologies products to manage the explosive growth in data and ensure optimal performance of their complex, multi-platform applications and systems. Embarcadero Technologies is headquartered in San Francisco, CA. For more information, call 415/834-3131 or visit http://www.embarcadero.com.

Embarcadero Announces First Quarter 2004 Financial Results                                     3 of 6

Forward- Looking Statements

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties, including risks associated with fluctuations in quarterly results and other risks identified in the Company’s periodic filings with the Securities and Exchange Commission including, but not limited to, those appearing under the caption “Risk Factors” in the Company’s most recent Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K. Actual results, events, and performance may differ materially. Readers are cautioned not to place undue relevance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated events.

Embarcadero, the Embarcadero Technologies logos and all other Embarcadero Technologies product or service names are trademarks of Embarcadero Technologies, Inc. All other trademarks are property of their respective owners.

Embarcadero Announces First Quarter 2004 Financial Results                                     4 of 6

Embarcadero Technologies, Inc.

GAAP Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three months ended March 31,
	2004	2003
Revenues:
License	$7,379	$6,347
Maintenance	7,046	5,861

Total revenues	14,425	12,208

Cost of revenues:
License	209	100
Amortization of acquired technology	555	555
Maintenance	622	588

Total cost of revenues	1,386	1,243

Gross profit	13,039	10,965

Operating expenses:
Research and development	3,774	3,790
Sales and marketing	5,111	4,895
General and administrative	1,213	1,302

Total operating expenses	10,098	9,987

Income from operations	2,941	978
Other income (expense), net	151	126

Income before taxes	3,092	1,104
Provision for income taxes	(866)	(208)

Net income	2,226	896

Net income per share:
Basic	$0.08	$0.03

Diluted	$0.08	$0.03

Shares used in per share calculation:
Basic	27,122	26,652

Diluted	29,103	28,255

Embarcadero Announces First Quarter 2004 Financial Results                                     5 of 6

Embarcadero Technologies, Inc.

Non-GAAP Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three months ended March 31,
	2004	2003
Revenues:
License	$7,379	$6,347
Maintenance	7,046	5,861

Total revenues	14,425	12,208

Cost of revenues:
License	209	100
Maintenance	622	588

Total cost of revenues	831	688

Gross profit	13,594	11,520

Operating expenses:
Research and development	3,774	3,787
Sales and marketing	4,962	4,790
General and administrative	1,067	1,152

Total operating expenses	9,803	9,729

Income from operations	3,791	1,791
Other income (expense), net	151	126

Income before income taxes	3,942	1,917
Provision for income taxes	(1,459)	(614)

Net income	2,483	1,303

Net income per share:
Basic	$0.09	$0.05

Diluted	$0.09	$0.05

Shares used in per share calculation:
Basic	27,122	26,652

Diluted	29,103	28,255

The following table reconciles non-GAAP net income to as reported (GAAP) net income (in thousands) (unaudited):

Non-GAAP net income	$2,483	$1,303
Amortization of acquired technology	(555)	(555)
Non-cash stock-based compensation	(295)	(258)
Non-GAAP tax adjustment	593	406

As reported (GAAP) net income	$2,226	$896

Embarcadero Announces First Quarter 2004 Financial Results                                     6 of 6

Embarcadero Technologies, Inc.

Condensed Consolidated Balance Sheet

(in thousands)

(Unaudited)

	March 31, 2004	December 31, 2003
ASSETS

Current Assets:
Cash and cash equivalents	$34,915	$45,066
Short-term marketable securities	27,197	12,901
Trade accounts receivable, net	9,039	8,237
Prepaid expenses and other current assets	1,942	1,670
Deferred income taxes	465	465

Total current assets	73,558	68,339

Property and equipment, net	3,070	3,259
Goodwill	10,337	10,337
Deferred income taxes	3,711	3,711
Other assets, net	3,666	4,384

Total assets	$94,342	$90,030

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued liabilities	$5,462	$6,109
Deferred revenue	13,862	13,219

Total current liabilities	19,324	19,328
Long-term deferred revenue	182	251
Long-term restructuring accrual	107	203

Total liabilities	19,613	19,782

Stockholders’ Equity	74,729	70,248

Total liabilities and stockholders’ equity	$94,342	$90,030